AMENDED AND RESTATED

                                U.S. $40,000,000

                          CREDIT AND SECURITY AGREEMENT

                                     Between

                           SOURCE CAPITAL CORPORATION

                                  as Borrower;

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                               d/b/a SEAFIRST BANK

                                    as Agent

                                       and

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                               d/b/a SEAFIRST BANK

                                       and

                             WASHINGTON MUTUAL BANK
                               d/b/a WESTERN BANK

                                    as Banks

                                dated May 1, 1999

                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT ("Agreement") is made between Source Capital Corporation, a Washington corporation ("Borrower"), Bank of America National Trust and Savings Association, a national banking association, doing business as Seafirst Bank, successor by merger to Bank of America NW, N.A., as Agent ("Agent"), Bank of America National Trust and Savings Association, a national banking association, doing business as Seafirst Bank, successor by merger to Bank of America NW, N.A. (in its individual capacity as lender referred to herein as "Seafirst Bank") and Washington Mutual Bank, a Washington corporation, doing business as Western Bank ("Western Bank"). Seafirst Bank and Western Bank are each individually referred to as a "Bank" and collectively as "Banks," including their respective successors and/or assigns. This Agreement renews, restates, and replaces the Credit and Security Agreement between Borrower and Seafirst Bank dated May 1, 1998, as amended.

                                    RECITALS
                                    --------

         Borrower has requested that Banks make loans from time to time to Borrower in an aggregate principal amount of up to Forty Million Dollars ($40,000,000).

         Advances (as such term and other terms used in these Recitals without definition are defined below), may be either Floating Rate Loans or LIBOR Rate Loans (as such terms are defined in the Notes), in an amount not to exceed the Available Amount.

         Banks are willing to provide their respective Pro Rata Shares of such Advances on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

                                    ARTICLE 1
                                   Definitions

         All terms defined below shall have the meaning indicated. All references in this Agreement to:

                  (a)      "dollars" or "$" shall mean U.S. dollars;

                  (b) "Article," "Section," or "Subsection" shall mean articles, sections, and subsections of this Agreement, unless otherwise indicated; and

                  (c) an accounting term not otherwise defined in this Agreement shall have the meaning assigned to it under GAAP.

         1.1 Advances shall mean the disbursement of loan proceeds under the Credit Line for the purpose of funding Eligible Loans.

         1.2 Agent's Related Parties shall mean Agent, its affiliates, and all officers, directors and employees of Agent and such affiliates.

         1.3      Available Amount shall mean:

                  (a)      the lesser of

                           (1) $40,000,000 or

                           (2) the sum of:

                                    (i) 90% of the outstanding balance of all
                           Eligible Loans which are secured by real property collateral, which are not construction loans, which are less than 31 days past due and which:

                                    1. have outstanding balances less than
                           $750,000 in amount; or

                                    2. have outstanding balances of $750,000 or
                           more in amount, are supported by FIRREA Conforming Appraisals, and are satisfactory to Banks in their sole discretion, except that the maximum Advance amount shall not exceed 67.5% of the appraised value of the related real estate collateral, as established in the FIRREA Conforming Appraisal.

                                    (ii) 75% of the outstanding balance of all
                           other Eligible Loans, except that the maximum Advance amount against any construction loan shall not exceed 56.25% of project valuation, as agreed by Banks.

                  (b) minus, the outstanding principal balance of the Notes.

         1.4 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

         1.5 Collateral Loan Package shall have the meaning given in Section 2.5

         1.6 Debt shall mean all consolidated obligations, on a GAAP basis, included in the liability section of a balance sheet of Borrower.

         1.7 Credit Line shall mean the lending facility described in
Section 2.1

         1.8 Eligible Loans shall mean loans by Borrower to its customers except those loans which:

                  (a)      are more than 90 days past due;

                  (b)      are on non-accrual status;

                  (c) have matured, and have not been renewed or extended within 30 days of the loan's maturity date;

                  (d) constitute unearned discounts, participations sold, or dealer flooring lines; or

                  (e) are loans (i) in an amount of $1,500,000 or more, or (ii) secured by real property outside the states of Washington, Oregon, Idaho, Montana, Utah, Alaska, Arizona, New Mexico, California and Nevada; as to which eligibility shall be determined by the unanimous consent of Banks, as communicated to Borrower by Agent, at Banks' sole discretion.

In no case shall loans be "Eligible Loans" until Agent actually receives the applicable Collateral Loan Package.

         1.9 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.10 FIRREA shall mean the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, including all regulations promulgated pursuant to such act.

         1.11 FIRREA Conforming Appraisal shall mean an appraisal complying with FIRREA, ordered by Agent and confirmed to Agent's satisfaction by Agent's internal appraisal review department, the cost of which has been reimbursed to Agent by Borrower.

         1.12 GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States and as consistently applied by Borrower.

         1.13 Liquid Assets shall mean all cash, cash equivalents, and marketable securities of Borrower, not subject to any encumbrance (other than that of Banks) and not held in a fiduciary capacity.

         1.14 Loan Documents shall mean collectively this Agreement, the Notes, and all other deeds of trust, security agreements, financing statements, documents, instruments, and agreements now or later executed in connection with this Agreement.

         1.15 Loan Summary shall mean each of the summaries required under
Section 2.4 to accompany a request for approval for inclusion as an "Eligible Loan" to consist of: a written summary of the loan being funded, including a listing of collateral value, property description, location, borrower, guarantor(s), underwriting standards and borrower and guarantor(s) financial statements; and such other information as Agent shall reasonably request.

         1.16 Obligations shall mean the Notes, and all fees, costs, expenses, and indemnifications agreed upon by Borrower to be due to Banks under this Agreement.

         1.17 Person shall mean any individual, partnership, corporation, business trust, unincorporated organization, joint venture, or any governmental entity, department, agency, or political subdivision.

         1.18 Plan shall mean any employee benefit plan or other plan maintained for Borrower's employees and covered by Title IV of ERISA, excluding any plan created or operated by or for any labor union.

         1.19 Pro Rata Share(s) shall mean the following percentages as to the Bank indicated:

                           Seafirst Bank    62.5%
                           Western Bank     37.5%

         1.20 Reference Rate shall mean the rate of interest publicly announced from time to time by Agent in San Francisco, California, as its "Reference Rate." The Reference Rate is set based on various factors, including Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Agent may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

         1.21 Stockholders' Equity shall mean Borrower's Tangible Net Worth plus Subordinated Debt.

         1.22 Subordinated Debt shall mean $6,000,000 in subordinated convertible debentures issued February 11, 1998, by Borrower, provided that the terms, conditions, and documentation of such debt shall not be amended without the prior written consent of Banks, which consent may be withheld in Banks' sole discretion.

         1.23 Tangible Net Worth shall mean stockholder equity as determined in accordance with GAAP, less net book value of intangible assets.

         1.24 Termination Date shall mean April 30, 2000, or such earlier date upon which Bank's commitment to lend is terminated pursuant to Section 9.2.

                                    ARTICLE 2
                                 Credit Facility

         2.1 Credit Facility. Subject to the terms and conditions of this Agreement, each Bank, to the extent of its respective Pro Rata Share, through Agent, shall make Advances to Borrower from time to time for the purpose of funding Eligible Loans, until the Termination Date, up to the Available Amount. Borrower may use the Credit Line by borrowing, repaying, and reborrowing Advances.

         2.2 Notes. The obligation of Borrower to repay the Advances shall be evidenced by promissory notes (including all renewals, modifications, and extensions thereof, the "Notes") made by Borrower to the order of Banks. Interest shall accrue under the Notes as set forth therein. The Notes shall be secured as provided in Article 3.

         2.3 Procedure for Advances. Borrower may borrow under the Credit Line on any Business Day. Borrower shall give Agent irrevocable notice (in writing or orally followed by written confirmation) specifying the amount to be borrowed, the requested borrowing date and other information required in the Notes. Bank must receive such notice on or before noon, Pacific time, on the day borrowing is requested. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.

         2.4 Prior Approval Procedures. If Banks' prior approval is required for a Loan to be included as an "Eligible Loan," Banks shall be required to indicate such approval, through Agent, within a reasonable period of time, not to exceed 72 hours after Bank's receipt, through Agent, of a faxed Loan Summary from Borrower; provided, that Agent shall not be required to include such Loan as an "Eligible Loan" if and only if Banks specifically decline such approval request, through Agent, before the end of such 72-hour period. If the 72 hours ends on a day which is not a Business Day, the time period for declining or approving will end at the same time on the next Business Day.

         2.5 Collateral Loan Packages. Borrower shall deliver to Agent a loan package (each a "Collateral Loan Package") consisting of the following documents, for each Eligible Loan:

                  (a) Original note, endorsed to Banks or in blank;

                  (b) Copy of the original, recorded deed of trust which indicates on its face that it is to be returned by the recorder's office to Borrower after recording; and, if any, original security agreement (if on a separate document);

                  (c) An unrecorded assignment of the deed of trust/security agreement and executed UCC assignment statements as to any UCC filings; and

                  (d) Any other loan documents that Banks, through Agent, may reasonably request from time to time, including but not limited to title insurance policies and environmental reports.

Agent shall not normally record the assignments. However, Agent shall have the right, at any time, in its sole discretion, to: (i) record any assignments held by it, and (ii) order FIRREA conforming appraisals, Level One environmental reports, and extended coverage lender's title insurance policies, all at Borrower's expense.

         2.6 Repayment. Accrued interest under the Notes shall be payable in arrears on the first day of each month. All outstanding Advances shall be due and payable on the Termination Date.

         2.7 Fees. Borrower shall pay to Agent for the account of each Bank, to be paid to each Bank in accordance with its respective Pro Rata Share:

                  (a) a facility fee of 0.25% of $40,000,000 per annum payable quarterly in advance beginning May 1, 1999; and

                  (b) on the last Business Day of each quarter beginning June 30, 1999, and on the Termination Date, a commitment fee equal to 0.125% per annum (calculated on the basis of actual number of days elapsed over a year of 360 days) of the difference between (a) $40,000,000, and
         (b) the daily outstanding principal balance of the Notes, with such fee to accrue from May 1, 1999.


                                    ARTICLE 3
                               Collateral Security

         3.1 Collateral. As security for the prompt payment and performance of all Obligations, Borrower hereby grants to Agent, as agent for Banks, a first lien security interest in the following collateral, whether now or hereafter acquired, and all proceeds thereof (the "Collateral"):

                  (a) All of Borrower's accounts, inventory, equipment, general intangibles, chattel paper, documents, instruments, deposit accounts, investment property, cash, cash equivalents, marketable securities, and all other tangible or intangible personal property of Borrower, of any kind and type, and all proceeds and products of all of the foregoing.

                  (b) The Collateral Loan Packages and all other papers, documents, contracts and agreements taken by Borrower in connection with the Eligible Loans; including, but not limited to, title insurance policies and preliminary commitments therefor, credit reports, appraisals, insurance policies or commitments therefor, servicing agreements, escrow agreements, credit reports, and custodial agreements, and all of Borrower's right, title, and interest therein and thereunder.

                  (c) All rights of Borrower vis-a-vis each secondary market investor including, without limitation, Borrower's right to receive the purchase proceeds of any mortgage-backed securities which may be issued by such investor or of any mortgage loans sold to such investor, including without limitation any commitment fees, collateral deposits, or other refundable deposits which Borrower has made with such investor, and any other rights accruing to Borrower under any purchase agreement or contract executed by Borrower and such investor with respect to mortgage loans or mortgage-backed securities, but only if said loans or securities were funded by Advances from Banks.

         3.2 Transfer of Collateral in Trust. Banks and Borrower acknowledge that from time to time Agent, as agent for Banks, may be asked to deliver to Borrower or to parties designated by Borrower some of the Collateral above described for the purpose of permitting Borrower to sell Eligible Loans to permanent investors or to issuers of mortgage-backed securities (the "Loan Purchasers"). Borrower shall hold any Collateral so delivered to it in trust and shall not use or dispose of same for any other purpose. Borrower specifically acknowledges that all of the proceeds from any such sale shall be fully subject to this Agreement and shall not be commingled with other funds of Borrower, shall be held in trust for Banks and shall be remitted to Agent herewith for application to the outstanding Advances. Borrower shall immediately identify to Agent any Loan Purchaser to whom the Collateral may be delivered by Borrower. Agent may notify any Loan Purchaser of Banks' security interest in such Collateral provided such notification describes when the security interest in each Collateral Loan Package will be terminated. At Banks' option, Agent may deliver the Collateral directly to Loan Purchasers pursuant to a written agreement wherein the Loan Purchaser acknowledges the security interest of Banks and agrees to deliver the proceeds of the sale directly to Agent for application to the Obligations. Until Banks' security interest is terminated as provided in this Agreement, such delivery to or at the direction of Borrower shall not in any respect release, terminate, or otherwise affect Banks' security interest created under this Article.

         3.3 Handling of Collateral. Agent shall not be required, except at its option after a Default, to realize upon any Collateral, collect the principal or interest thereon, exercise any rights or options of Borrower pertaining thereto, make presentment, demand, protest, or give notice of protest, upon acceptance or nonpayment, or keep the Collateral insured, nor to do any other things for the protection, enforcement, or collection of such collateral rights of other parties; and under no circumstances shall Agent or Banks be in any way responsible for failure to act in such behalf; nor shall they be in any way responsible for any negligent act or default of any of their collecting agents or correspondents. It is further agreed that Agent, at its option after a Default, may extend or consent to the extension of the time of payment or maturity of any Collateral. Agent is authorized to transfer to itself or to any other Person all or any part of said Collateral, and may fill in blanks in any transfers of collateral, powers of attorney, assignments, or other documents delivered to it. Conversion of Collateral to cash shall be applied by Agent to the Obligations. Upon request, Borrower will execute all such instruments, including financing statements, as may be reasonably required to carry out the provisions of this Agreement.

         3.4 Agreement as to Release of Collateral. Obligations of Borrower under this Agreement shall not be affected by the release or substitution of any Collateral or by the release of or any renewal or extensions of time to, any party to any instrument, obligation, or liability secured by this Agreement or to which Borrower is a party. Agent shall not be bound to resort to or exhaust its recourse or to take any action against other parties or other Collateral. Borrower hereby waives presentment, demand, protest, notice of protest, notice of nonacceptance or nonpayment with respect to any obligation secured by this Agreement.

         3.5 Appointment of Agent; Delivery of Further Documents. Borrower does hereby designate and appoint Agent its true and lawful attorney or attorneys with power irrevocable, for it and in its name, place, and stead, after a Default, to ask, demand, receive, receipt, and give witness for any and all amounts which may be or become due or payable to Borrower pursuant to the Collateral or any amendments or supplements thereto, and in its discretion to file any claim or take any action or proceeding, or either, in its own name or in the name of Borrower, or otherwise, which to Agent may deem necessary or desirable in order to collect or enforce payment of any and all amounts which may become due or owing pursuant to the Collateral, or any amendment or supplement thereto. All payments received on behalf of Borrower shall be applied to the Obligations. The acceptance of this appointment by Agent shall not obligate it to perform any duties, covenant, or obligation required to be performed by Borrower under or by virtue of said Collateral or any amendments or supplements thereto. Borrower shall execute on request, and Agent may also execute, on behalf of Borrower, any financing statement or other instruments, documents, or agreements which, in the opinion of Agent, may be desirable to perfect or protect its position under and within the Collateral.

         3.6 Expenses Incurred by Agent. Agent is not required to, but may at its option after a Default pay any tax or other charge or expense payable by Borrower and any filing or recording fees, and any amount so paid shall be payable by Borrower to Agent upon demand.

         3.7 Negative Pledge. Borrower shall not create, incur, or assume, or agree to create, incur, or assume any lien or encumbrance, whether consensual or nonconsensual, on any of the Collateral, other than to Banks, so long as Banks are committed to make Advances under this Agreement or any Obligations remain outstanding.

         3.8 OREO Property. If Borrower's foreclosure of any deed of trust, mortgage, or other security interest securing an Eligible Loan results in Borrower becoming the owner of the underlying real property, Borrower shall execute and deliver to Agent such deeds of trust, mortgages, and assignments of rents as Banks, through Agent, may require to provide them with a security interest in such property to secure the Obligations.

                                    ARTICLE 4
                              Conditions of Lending

         In addition to the requirements of Section 2.3, Banks' obligation to make the initial Advance is subject to the conditions precedent listed in Sections 4.1 through 4.3, and to make subsequent Advances is subject to the conditions precedent listed in Sections 4.4 and 4.5, unless waived by the unanimous consent of Banks, as communicated to Borrower by Agent, in writing:

         4.1 Authorization. Borrower shall have delivered to Agent copies of its articles of incorporation and bylaws, a certified copy of the resolution of Borrower's board of directors authorizing the transactions contemplated by this Agreement and the execution, delivery, and performance of all Loan Documents, and appropriate certificates of incumbency for parties executing any of the Loan Documents.

         4.2 Documentation. Borrower shall have executed and delivered to Agent all documents to reflect the existence of the Obligations and the security interests granted to Banks under this Agreement.

         4.3 Proof of Insurance. Proof of insurance as required by Section 6.11 has been provided to Agent.

         4.4 Representations and Warranties. The representations and warranties made by Borrower in the Loan Documents and in any certificate, document, or financial statement furnished at any time shall continue to be true and correct, except to the extent that such representations and warranties expressly relate to an earlier date.

         4.5 Compliance. No Default or other event which, upon notice or lapse of time or both would constitute a Default, shall have occurred and be continuing, or shall exist after giving effect to the advance of credit to be made.

                                    ARTICLE 5
                         Representations and Warranties

         To induce Banks to enter into this Agreement, Borrower represents, warrants, and covenants to Banks as follows:

         5.1 Existence. Borrower is in good standing as a corporation under the laws of the state of its incorporation, has the power, authority, and legal right to own and operate its property or lease the property it operates and to conduct its current business; and is qualified to do business and is in good standing in all other jurisdictions where the ownership, lease, or operation of its property or the conduct of its business requires such qualification.

         5.2 Enforceability. The Loan Documents, when executed and delivered by Borrower, shall be enforceable against Borrower in accordance with their respective terms.

         5.3 No Legal Bar. The execution, delivery, and performance by Borrower of the Loan Documents, and the use of the loan proceeds, shall not violate any existing law or regulation applicable to Borrower; any ruling applicable to Borrower of any court, arbitrator, or governmental agency or body of any kind; Borrower's articles of incorporation or bylaws; any security issued by Borrower; or any mortgage, indenture, lease, contract, undertaking, or other agreement to which Borrower is a party or by which Borrower or any of its property may be bound.

         5.4 Financial Information. By submitting each of the financial statements required by Subsections 6.5(a) and 6.5(b), Borrower is deemed to represent and warrant that: (a) such statement is complete and correct and fairly presents the financial condition of Borrower as of the date of such statement; (b) such statement discloses all liabilities of Borrower that are required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and (c) such statement has been prepared in accordance with GAAP. As of this date, there has been no adverse change in Borrower's financial condition since preparation of the financial statements for fiscal year ending December 31, 1998, which would materially impair Borrower's ability to repay the Obligations.

         5.5 Liens and Encumbrances. As of this date, Borrower has good and marketable title to its property free and clear of all security interests, liens, encumbrances, or rights of others, except as disclosed in writing to Agent, and except for taxes which are not yet delinquent and for conditions, restrictions, easements, and rights of way of record which do not materially affect the use of any of Borrower's property.

         5.6 Litigation. Except as disclosed in writing to Agent, there is no threatened (to Borrower's knowledge) or pending litigation, investigation, arbitration, or administrative action which may materially adversely affect Borrower's business, property, operations, or financial condition.

         5.7 Payment of Taxes. Borrower has filed or caused to be filed all tax returns when required to be filed; and has paid all taxes, assessments, fees, licenses, excise taxes, franchise taxes, governmental liens, penalties, and other charges levied or assessed against Borrower or any of its property imposed on it by any governmental authority, agency, or instrumentality that are due and payable (other than those returns or payments of which the amount, enforceability, or validity are contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on Borrower's books).

         5.8 Employee Benefit Plan. Borrower is in compliance in all respects with the provisions of ERISA and the regulations and published interpretations thereunder, to the extent Borrower maintains any Plan governed by ERISA.

         5.9 Misrepresentations. No information, exhibits, data, or reports furnished by Borrower or delivered to Agent in connection with Borrower's application for credit misstates any material fact, or omits any fact necessary to make such information, exhibits, data, or reports not misleading.

         5.10 No Default. Borrower is not in default in any Loan Document, or in any contract, agreement, or instrument to which it is a party.

         5.11 No Burdensome Restrictions. No contract or other instrument to which Borrower is a party, or order, award, or decree of any court, arbitrator, or governmental agency, materially impairs Borrower's ability to repay the Obligations.

         5.12     Year 2000 Compliance.

                  (a) Borrower has (i) conducted a comprehensive review and assessment of all areas of its business that could be adversely affected by the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999), (ii) developed a detailed plan and timeline for addressing the year 2000 problem on a timely basis, and
         (iii) to date, implemented that plan in accordance with that timetable. Borrower reasonably anticipates that all computer applications that are material to its business will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (i.e., be "year 2000 compliant").

                  (b) Borrower has made inquiry of each of its key suppliers, vendors, and customers with respect to the year 2000 problem and, based on that inquiry, believes that each of them will on a timely basis be year 2000 compliant in all material respects. For the purposes of this paragraph, "key suppliers, vendors, and customers" refers to those suppliers, vendors and customers of Borrower the business failure of which would with reasonable probability result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

                                    ARTICLE 6
                              Affirmative Covenants

         So long as this Agreement shall remain in effect, or any liability exists under the Loan Documents, Borrower shall:

         6.1 Use of Proceeds. Use the proceeds of the Credit Line for funding Eligible Loans.

         6.2 Stockholders' Equity. Maintain a minimum Stockholders' Equity determined quarterly, of not less than $17,500,000.

         6.3 Leverage Ratio. Maintain a ratio of total Debt minus Subordinated Debt to Stockholders' Equity, determined quarterly, of not more than 3.25 to 1.

         6.4 Liquidity. Maintain Liquid Assets, determined quarterly, of not less than $400,000.

         6.5 Financial Information. Maintain a standard system of accounting in accordance with GAAP and furnish to Agent the following:

                  (a) Monthly Financial Statements. As soon as available and, in any event, within 30 days after the end of each month, a copy of the consolidated statement of income and consolidated balance sheet of Borrower, for the month ended and year-to-date, prepared by the chief financial officer of Borrower, and in form and substance satisfactory to Agent;

                  (b) SEC Reporting. As soon as made available to the Securities and Exchange Commission or Borrower's shareholders, copies of all 10-QSB and 10-KSB filings;

                  (c) Portfolio Report. Monthly, a summary of all of Borrower's loans outstanding;

                  (d) Budgets. By March 1 of each year, Borrower's annual operating budget and capital budget, and quarterly updates to the operating budget if requested by Agent;

                  (e) Quarterly Compliance Certificate. Within 15 days of each quarter end, a letter from Borrower demonstrating compliance with all financial covenants of this Agreement; and

                  (f) Additional Financial Information. As soon as available and, in any event, within ten days after request, reports on the status of loans in progress, aging of existing loan portfolio, and such other data, information, or documentation as Agent may reasonably request.

         6.6 Maintenance of Existence. Preserve and maintain its existence, powers, and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in each jurisdiction in which its presence is necessary or desirable in view of its business, operations, or ownership of its property. Borrower shall also maintain and preserve all of its property which is necessary or useful in the proper course of its business, in good working order and condition, ordinary wear and tear excepted.

         6.7 Books and Records. Keep accurate and complete books, accounts, and records in which complete entries shall be made in accordance with GAAP, reflecting all financial transactions of Borrower.

         6.8 Access to Premises and Records. At all reasonable times and as often as Agent or Banks may reasonably request, permit any authorized representative designated by Agent or Banks to have access to the premises, property, and financial records of Borrower, including all records relating to the finances, operations, and procedures of Borrower, for purposes of auditing Borrower's accounting, lending, and documentation policies, procedures, and operations, and Borrower's loan portfolio, and to make copies of or abstracts from such records at Borrower's expense.

         6.9 Notice of Events. Furnish Agent prompt written notice of:

                  (a) Proceedings. Any proceeding instituted by or against Borrower in any court or before any commission or regulatory body, or any proceeding threatened against it in writing by any governmental agency which if adversely determined would have a material adverse effect on Borrower's business, property, or financial condition, or where the amount involved is $100,000 or more and not covered by insurance;

                  (b) Material Development. Any material development in any such proceeding referred to in Subsection 6.9(a);

                  (c) Defaults. Any accident, event, or condition which is or, with notice or lapse of time or both, would constitute a Default, or a default under any other agreement to which Borrower is a party; and

                  (d) Adverse Effect. Any other action, event, or condition of any nature which could result in a material adverse effect on the business, property, or financial condition of Borrower.

         6.10 Payment of Debts and Taxes. Pay all Debt and perform all obligations promptly and in accordance with their terms, and pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon Borrower, its property, or revenues prior to the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies, or otherwise which, if unpaid, might become a lien or charge upon Borrower's property. Borrower shall not, however, be required to pay or discharge any such tax, assessment, charge, levy, or claim so long as its enforceability, amount, or validity is contested in good faith by appropriate proceedings.

         6.11 Insurance. Maintain in force at all times insurance with responsible insurance companies in such amounts and covering such risks as is customary in Borrower's industry and reasonably satisfactory to Agent and Banks, and upon request furnish to Agent certificates of insurance or duplicate policies evidencing such coverage.


                                    ARTICLE 7
                               Negative Covenants

         So long as this Agreement shall remain in effect, or any liability shall exist under the Loan Documents, Borrower shall not, without prior unanimous written consent of Banks:

         7.1      Portfolio Concentration.  Permit:

                  (a) Land or Land Under Development Loans. more than 25% of the sum of (i) Borrower's direct lending portfolio (including commercial, residential, and installment loans), plus (ii) Liquid Assets, to finance loans secured by raw land or land under development;

                  (b) Second Mortgages. more than 35% of the sum of (i) Borrower's direct lending portfolio (including commercial, residential, and installment loans), plus (ii) Liquid Assets to finance loans secured by second liens on real property;

                  (c) Construction Loans. more than 25% of the sum of (i) Borrower's direct lending portfolio (including commercial, residential, and installment loans), plus (ii) Liquid Assets to finance construction loans; or

                  (d) Long-Term Loans. more than 30% of the sum of (i) Borrower's direct lending portfolio (including commercial, residential, and installment loans), plus (ii) Liquid Assets to finance loans having maturities in excess of 24 months;

provided that the consent of Banks shall not be unreasonably withheld. Should Borrower exceed any of these portfolio concentration limits due to a paydown from its existing loan portfolio Borrower shall have 90 days (and such event shall not be a Default until the end of such 90 day period) to return to compliance with each of the above limits.

         7.2 Debt. Create, incur, assume, permit to exist, or otherwise become committed for any Debt except any:

                  (a) Unsecured Trade Credit. Unsecured, short-term Debt arising from current operations by purchasing on credit goods, services, supplies, or merchandise and not constituting borrowings;

                  (b) Subordinated Debt. Subordinated Debt;

                  (c) Debt to Banks. Debt owing to Banks under this Agreement, and all renewals, modifications, and extensions thereof; and

                  (d) Ordinary Course. Debt incurred in the ordinary course of business and appearing on the liability section of the balance sheet of Borrower, prepared in accordance with GAAP, including, without limitation, accrued liabilities and taxes payable.

         7.3 Liens and Encumbrances. Create, incur, or assume, or agree to create, incur, or assume any lien, whether consensual or nonconsensual, on any of its property, or to enter into any lease with respect to any of its property except:

                  (a) Liens of Banks. Liens in favor of Banks;

                  (b) Tax Liens. Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; and

                  (c) Incidental Liens. Other liens incidental to the conduct of its business or the ownership of its property which are not incurred in connection with the borrowing of money or the obtaining of credit, and which do not in the aggregate materially impair the value or use of property.

         7.4 Guaranties. Assume, guaranty, endorse, become a surety for, indemnify, or otherwise in any fashion become responsible for, directly or indirectly, any obligation of any Person, except:

                  (a) Negotiable Instruments. Endorsements on negotiable instruments for deposit or collection in the ordinary course of business;

                  (b) Source Capital Leasing, Inc. Obligations of Source Capital Leasing, Inc. to Banks up to a maximum amount of $22,000,000; and

                  (c) Source Capital Finance, Inc. Obligations of Source Capital Finance, Inc. to Western Bank up to a maximum amount of $1,000,000.

         7.5 Change of Management. Permit a change of management such that D. Michael Jones shall cease to be actively involved in the management of Borrower's operations, other than resulting from his death or disability.

         7.6 Disposition of Assets. Sell, transfer, lease, or otherwise assign or dispose of the majority of its property to any Person, outside the ordinary course of business.

         7.7 Mergers. Become a party to any merger, consolidation, or like corporate change, or make any substantial transfer or contribution to, or material investment in, stock, shares, or licenses of any Person.

         7.8 ERISA. Engage in any act or omission which would make Borrower liable under ERISA to the Plan, to any of its participants, or to the Internal Revenue Service.

         7.9 Dissolution. Adopt any agreement or resolution for dissolving, terminating, or substantially altering Borrower's present business activities.

         7.10 Business Activities. Engage or enter into any activity which is unusual to Borrower's existing business.

                                    ARTICLE 8
                                     Agency

         8.1 Appointment. Banks irrevocably designate and appoint Agent as their agent under this Agreement, and irrevocably authorize Agent, as their agent, to take such action on their behalf under the provisions of this Agreement and to exercise all such powers as are expressly delegated to Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. No implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against Agent. Notwithstanding any provision to the contrary in this Agreement, Agent shall have no implied duties or responsibilities to take any action, except such action as it is expressly required to take under the express terms of this Agreement, and shall have no fiduciary relationship with any of the Banks as to any matter not expressly provided for by the Loan Documents including, without limitation, enforcement or collection of the Notes. Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting upon the unanimous consent and instructions of Banks. Any company into which Agent may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party, or any company to which Agent may sell or transfer all or substantially all of its agency relationships, shall be the successor to Agent without any further action by Banks or Borrower and without the execution or filing of any paper.

         8.2 Successor Agent. Agent may, and upon the unanimous consent of Banks shall, resign as Agent upon 30 days' notice to Banks. Upon Agent's resignation as agent under this Agreement, Banks, upon unanimous consent, shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with Banks, a successor agent from among the Banks, and the appointed successor shall accept its appointment. Upon the acceptance of its appointment as successor agent hereunder, (a) such successor agent shall succeed to all the rights, powers, and duties of the retiring Agent, (b) the term "Agent" shall mean such successor agent, and (c) the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Agreement shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         8.3 Duties of Agent. Agent shall service the Loans in accordance with its usual practice in connection with similar credits. Except as otherwise instructed by the unanimous consent of Banks in accordance with this Agreement, Agent may manage and enforce the terms of the Loan Documents, and exercise and enforce all privileges and rights exercisable and enforceable by it, for the joint benefit of Banks, in accordance with Agent's discretion and exercise of its business judgment. In servicing and collecting the Notes and in carrying out the terms and provisions of the Loan Documents, Agent shall not be liable to any of the Banks for any error of judgment, or for any action taken or omitted to be taken by it, except for gross negligence or willful misconduct.

         8.4 Delegation of Duties. Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact; provided that Agent shall not delegate servicing to a Person other than Agent's Related Parties, without the unanimous consent of Banks. Agent shall be entitled to rely upon advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care or any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel.

         8.5 Exculpatory Provisions. Agent's Related Parties shall not be responsible or otherwise liable to any of the Banks in any manner for:

                  (a) Actions. Any action lawfully taken or omitted to be taken by it or by such other persons or entities under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct;

                  (b) Borrower Statements. Any recital, statement, representation or warranty made by Borrower or any officer thereof contained in this Agreement or any other Loan Document, or in any certificate, report, statement or other document relating to this Agreement or any other Loan Document;

                  (c) Enforceability. The validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document, the financial condition of Borrower, or any failure of Borrower to perform its obligations under this Agreement or any other Loan Document;

                  (d) Failure to Perfect. Inability to perfect any Collateral to the extent required by this Agreement where such inability is due to Borrower's failure to act or take such steps as Agent may direct; or

                  (e) Investigation. Ascertaining or inquiring as to the observance of or Borrower's performance under any Loan Document, or inspecting the property, books, or records of Borrower.

         8.6 Reliance by Agent. Agent's Related Parties shall be entitled to rely, and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, message, statement, order, or other document or conversation believed to have been authorized, genuine or correct, or signed, sent, or made by the proper Person, or upon advice and statements of counsel (including, without limitation, legal counsel to Agent or Borrower, and independent accountants and other experts selected by Agent).

         8.7 Instructions. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document as Agent deems appropriate, unless it shall first receive the unanimous consent of Banks or shall first be indemnified to its satisfaction by all Banks, in accordance with their respective Pro Rata Share, against all liabilities and expenses which may be incurred by it or by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting or in refraining from acting under this Agreement or any other Loan Document in accordance with the unanimous consent of Banks, where required, and such request and any action taken or not taken to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Notes.

         8.8 Funding. Banks shall provide Agent with immediately available funds in the amount of their respective Pro Rata Share of each Advance, on or before 1:00 p.m. on the date of requested borrowing. If Agent receives a payment from Borrower before noon on any Business Day, Agent shall remit to Banks their respective Pro Rata Share of such payment on the same Business Day. Agent shall remit to Banks, Banks' Pro Rata Share of any payments received after noon on any Business Day on the next succeeding Business Day.

         8.9 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Agent has actual knowledge or has received notice from one or more of the Banks or Borrower referring to this Agreement, describing such Default and stating in substance that such notice is a "notice of default." In the event Agent receives such a notice or has actual knowledge of any Default, Agent shall give notice thereof to all of the Banks.

         8.10 Representations. None of Agent's Related Parties have made any representation or warranty to Banks, and no action taken by Agent after the date of this Agreement, including any review of Borrower's affairs, shall be deemed to constitute any representation or warranty by Agent to any of the Banks.

         8.11 Independent Credit Review. Each Bank represents to Agent that it has, independently and without reliance upon Agent, and based upon such financial statements, documents, and information as it has deemed appropriate, made its own appraisal of and investigation into the business, property, operations, and financial condition of Borrower and made its own decision to enter into this Agreement. Each of the Banks also represents that it shall, independently and without reliance upon Agent, and based upon such financial statements, documents, and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, property, operations, and financial condition of Borrower. For purposes of determining compliance with the conditions specified in Article 4 prior to the initial Advance, each Bank that has executed this Agreement shall be deemed to have consented to, approved, or accepted, or to be satisfied with, each document or other matter either sent by Agent to such Bank for consent, approval, acceptance, or satisfaction, or required under said Article to be consented to or approved by or acceptable or satisfactory to such Bank, unless such Bank immediately provides Agent with notice to the contrary.

         8.12 Information. Except for the financial statements, reports, and notices delivered to Agent pursuant to and received by Agent pursuant to this Agreement, Agent shall have no obligation, duty, or responsibility, either initially or on a continuing basis, to provide Banks with any credit or other information concerning the business, property, operations, or financial condition which may come into possession of any of Agent's Related Parties. Although Agent may furnish to Banks, upon request, copies of documents Agent has received pursuant to this Agreement, Agent assumes no responsibility as to the authenticity, validity, or enforceability of any such documents.

         8.13 Indemnity. Banks shall indemnify Agent, according to their respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, suits, judgments, costs, expenses, taxes, and disbursements of any kind or nature whatsoever (except to the extent they may result from Agent's gross negligence or willful misconduct) which may at any time be imposed on, incurred by, or asserted against any of Agent's Related Parties or in any way relating to or arising out of this Agreement, any other Loan Document or any document contemplated by or referred to therein, any transaction contemplated thereby, or any action taken or omitted by Agent under or in connection with any of the foregoing. Without limiting the foregoing, each Bank shall reimburse Agent, in accordance with such Bank's Pro Rata Share, for any costs or expenses incurred by Agent, including outside or in-house legal fees which (a) are required to be reimbursed to Agent by Borrower under any of the Loan Documents, but are not so reimbursed, or (b) arise out of action taken by Agent at the unanimous consent of Banks in accordance with this Agreement. This subsection shall survive the final payment and cancellation of the Notes and payment all other amounts due under this Agreement or the other Loan Documents.

         8.14 Separation of Capacities. In its capacity as a lender that is one of the Banks, Seafirst Bank shall have the same rights and powers hereunder as the other Banks and may exercise the same as though it were not Agent. The term "Bank(s)" shall include Seafirst Bank, in its individual capacity as a lender and not as an agent, unless the context otherwise indicates.

                                    ARTICLE 9
                       Events and Consequences of Default

         9.1 Events of Default. Any of the following events shall, at the option of Banks and at any time without regard to any previous knowledge on the part of Agent or Banks, constitute a default by Borrower under the terms of this Agreement, the Notes, and all other Loan Documents ("Default"):

                  (a) Nonpayment. Any payment or reimbursement due or demanded under this Agreement or any Loan Document is not made within 10 days of the date when due;

                  (b) Breach of Warranty. Any representation or warranty made in connection with this Agreement or any other Loan Document, or any certificate, notice, or report furnished pursuant hereto, is documented by any Bank to be false in any respect when made, and is relied upon by such Bank to its detriment;

                  (c) Failure to Perform. Any other term, covenant, or agreement contained in any Loan Document is not performed or satisfied, and, if remediable, such failure continues unremedied for 30 days (except as otherwise provided in Section 7.1) after written notice thereof has been given to Borrower by Agent;

                  (d) Defaults on Other Obligations. There exists a default in the performance of any other agreement or obligation (to Banks or any other Person) for the payment of borrowed money, for the deferred purchase price of property or services, or for the payment of rent under any lease, whether by acceleration or otherwise, which would permit such monetary obligation to be declared due and payable prior to its stated maturity; and such default continues for 30 days after Borrower receives written notice thereof from the creditor so affected;

                  (e) Loss, Destruction, or Condemnation of Property. A portion of Borrower's property is affected by any uninsured loss, damage, destruction, theft, sale, or encumbrance other than created herein or is condemned, seized, or appropriated, the effect of which is to prevent Borrower from operating its business or paying its debts as they come due;

                  (f) Attachment Proceedings and Insolvency. Borrower or any of Borrower's property is affected by any:

                           (i) Judgment lien, execution, attachment,
                  garnishment, general assignment for the benefit of creditors, sequestration, or forfeiture, to the extent Borrower is prevented from operating its business or paying its debts as they come due; or

                           (ii) Proceeding under the laws of any jurisdiction
                  relating to receivership, insolvency, or bankruptcy, whether brought voluntarily or involuntarily by or against Borrower, including, without limitation, any reorganization of assets, deferment or arrangement of debts, or any similar proceeding, and, if such proceeding is involuntarily brought against Borrower, it is not dismissed within 60 days;

                  (g) Judgments. Final judgment on claims not covered by insurance which, together with other outstanding final judgments against Borrower, exceeds $100,000, is rendered against Borrower and is not discharged, vacated, or reversed, or its execution stayed pending appeal, within 60 days after entry, or is not discharged within 60 days after the expiration of such stay;

                  (h) Management. D. Michael Jones shall cease to be actively involved in the management of Borrower's operations, other than resulting from death or disability; or

                  (i) Government Approvals. Any governmental approval, registration, or filing with any governmental authority, now or later required in connection with the performance by Borrower of its obligations under the Loan Documents, is revoked, withdrawn, or withheld, or fails to remain in full force and effect, except Borrower shall have 90 days after notice of any such event to take whatever action is necessary to obtain all necessary approvals, registrations, and filings.

9.2 Remedies Upon Default. If any Default occurs, the Banks' commitment to make Advances shall immediately and automatically terminate (but Agent shall have no liability to any Bank for any Advances made by Agent prior to Agent receiving actual notice of such occurrence, absent Agent's willful misconduct or gross negligence), and, (i) if a Default occurs under Subsection 9.1(f), all Obligations, including all accrued interest, shall immediately and automatically become due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower, and Agent may immediately, upon receiving notice of such an occurrence, exercise any or all of the following remedies for Default; and (ii) if any other Default occurs and is continuing, Agent, upon the unanimous direction of all Banks, shall, by notice from Agent to Borrower:

                  (a) Accelerate. Declare the Notes, together with all accrued interest, to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower;

                  (b) Setoff. Exercise its right of setoff against deposit accounts of Borrower with Agent (other than those held by Borrower in a fiduciary capacity); and/or

                  (c) All Remedies. Pursue all available legal and equitable remedies.

In addition, each Bank shall have the right to set off against deposit accounts of Borrower at such Bank any amount owing under the Obligations, including amounts in excess of such Bank's Pro Rata Share of the outstanding balance of the Obligations. Any such amounts, and any other amounts received by any Bank on account of the Obligations, other than from Agent, shall be delivered to Agent to be distributed to each Bank in accordance with its respective Pro Rata Share; provided, however, that if all or any portion of such payment turned over from a Bank to Agent and distributed to each Bank is thereafter recovered by Borrower from such Bank, each Bank shall, in accordance with its respective Pro Rata Share, reimburse such other Bank for the amount so recovered. All of Banks' and Agent's rights and remedies in all Loan Documents shall be cumulative and can be exercised separately or concurrently. Borrower shall have no liability to any Bank with respect to any sum that Agent receives in accordance with this Agreement and fails to distribute to such Bank as required by this Agreement.

                                   ARTICLE 10
                                  Miscellaneous

         10.1     Manner of Payments.

                  (a) Payments on Nonbusiness Days. Whenever any event is to occur or any payment is to be made under any Loan Document on any day other than a Business Day, such event may occur or such payment may be made on the next succeeding Business Day and such extension of time shall be included in computation of interest in connection with any such payment.

                  (b) Payments. All payments and prepayments to be made by Borrower shall be made to Agent when due, at Agent's office as may be designated by Agent, without offsets or counterclaims for any amounts claimed by Borrower to be due from Banks, in U.S. dollars and in immediately available funds.

                  (c) Application of Payments. All payments made by Borrower, or by Agent on behalf of Borrower, shall be applied first against fees, expenses, and indemnities which Borrower has agreed to pay to Agent under this Agreement and which are due; second, against interest due; and third, against principal, with Agent having the right, after a Default which is continuing, to apply any payments or collections received against any one or more of the Obligations in any manner which Banks, by unanimous consent, may choose. Except for payments made by Borrower to Agent for fees and indemnities due Agent, all payments made by Borrower shall be deemed to be made to Agent, as agent for Banks in connection with each Bank's Pro Rata Share, and shall be distributed by Agent to Banks according to their respective Pro Rata Share.

                  (d) Recording of Payments. Agent is authorized to record on a schedule or computer-generated statement the date and amount of each Advance and all payments of principal and interest. All such schedules or statements shall constitute prima facie evidence of the accuracy of the information so recorded, unless contested by Borrower.

         10.2 Notices. All notices, demands, and other communications to be given pursuant to any of the Loan Documents shall be in writing (which may be provided by facsimile transmission), and shall be deemed received the earlier of when actually received, or three days after being mailed, postage prepaid and addressed as follows, or as later designated in writing:



         Agent:            SEAFIRST BANK
                           Seafirst Agency Services
                           701 Fifth Avenue, 16th Floor
                           Seattle, Washington  98104
                           Attention:  Ken Puro
                           FAX: (206) 358-0971

         Borrower:         SOURCE CAPITAL CORPORATION
                           1825 N. Hutchinson Rd.
                           Spokane, Washington  99212
                           Attention:  D. Michael Jones
                           FAX: (509) 928-0663

         Banks:            SEAFIRST BANK
                           Commercial Construction and
                           Builder Banking Department
                           West 601 Riverside Avenue, Floor 5
                           Spokane, Washington  99201
                           Attention:  Robert K. Stump
                           FAX: (509) 353-1492

                           WESTERN BANK
                           A division of Washington Mutual
                           1201 Third Avenue, Suite 1000
                           Seattle, Washington 98101
                           Attention:  Stella M. Dier
                           FAX: (206) 554-2696

         10.3 Documentation and Administration Expenses. Borrower shall pay, reimburse, and indemnify Agent for all of Agent's reasonable costs and expenses, excluding all attorneys' fees (including the reasonable value of the services of staff counsel) and legal expenses, but including all recording or filing fees, incurred in connection with the negotiation, preparation, execution, and administration of this Agreement and all other Loan Documents, and all amendments, supplements, or modifications thereto, and the perfection of all security interests, liens, or encumbrances that may be granted to Banks. Borrower acknowledges that any legal counsel retained or employed by Agent or Banks acts solely on Agent's and Banks' behalf and not on Borrower's behalf, and that Borrower has had sufficient opportunity to seek the advice of its own legal counsel with regard to this Agreement.

         10.4 Collection Expenses. The nonprevailing party shall, upon demand by the prevailing party, reimburse the prevailing party for all of its costs, expenses, and reasonable attorneys' fees (including the allocated cost of in-house counsel) incurred in connection with any controversy or claim between said parties relating to this Agreement or any of the other Loan Documents, or to an alleged tort arising out of the transactions evidenced by this Agreement, including those incurred in any action, bankruptcy proceeding, arbitration or other alternative dispute resolution proceeding, or appeal, or in the course of exercising any judicial or nonjudicial remedies.

         10.5 Waiver. No failure to exercise and no delay in exercising, on the part of Agent or Bank, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power, or privilege. Further, no waiver or indulgence by Agent or Banks of any Default shall constitute a waiver of Agent's and Banks' right to declare a subsequent similar failure or event to be a Default.

         10.6 Assignment. This Agreement is made expressly for the sole benefit and protection of Borrower, Agent and Banks and their respective successors and assigns. The rights of Borrower hereunder shall not be assignable by operation of law or otherwise, without the prior written consent of Agent and Banks. Any Bank may at any time sell, assign, grant participations in, or otherwise transfer to any other financial institution (a "Participant") all or any part of its rights under this Agreement and the Loan Documents, without notice to Borrower. Each Bank acknowledges and agrees that any such disposition will not alter or affect such Bank's direct obligations under this Agreement. Borrower acknowledges that any such Participant will become an owner pro rata of the Obligations, and Borrower waives any right it may have to setoff the Obligations against any claims or counterclaims it may have against Banks.

         10.7 Merger. The rights and obligations set forth in this Agreement shall not merge into or be extinguished by any of the Loan Documents, but shall continue and remain valid and enforceable. This Agreement and the other Loan Documents constitute Agent's and Banks' entire agreement with Borrower, and supersede all prior writings and oral negotiations. No oral or written representation, covenant, commitment, waiver, or promise of Agent, any Bank or Borrower shall have any effect, whether made before or after the date of this Agreement, unless contained in this Agreement or another Loan Document, or in an amendment complying with Section 10.8. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         10.8 Amendments. Any amendment or waiver of, or consent to any departure by Borrower from any provision of, this Agreement shall be in writing signed by each party to be bound thereby, and shall be effective only in the specific instance and for the specific purpose for which given.

         10.9 Jurisdiction and Venue. Borrower irrevocably consents to the personal jurisdiction of the state and federal courts located in the State of Washington in any action brought under this Agreement or any other Loan Document, and any action based upon the transactions encompassed by this Agreement, whether or not based in contract. Venue of any such action shall be laid in King County, Washington, unless some other venue is required for Agent to fully realize upon the assets of Borrower, or any collateral or guaranties.

         10.10    Mandatory Arbitration.

                  (a) At the request of Agent, any Bank or Borrower, any controversy or claim between Agent, Banks and Borrower, arising from or relating to this Agreement or any of the other Loan Documents, or arising from an alleged tort, shall be settled by arbitration in Seattle, Washington. The United States Arbitration Act shall apply even though this Agreement is otherwise governed by Washington law. The proceedings shall be administered by the American Arbitration Association under its commercial rules of arbitration. Any controversy over whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction over the parties. The institution and maintenance of an action for judicial relief or pursuit of an ancillary or provisional remedy shall not constitute a waiver of the right of either party, including the plaintiff, to submit the controversy or claim to arbitration if such action for judicial relief is contested. For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this subsection is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this subsection is subject to any applicable statute of limitations. The arbitrator(s) will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. The parties consent to the joinder of any guarantor, hypothecator, or other party having an interest relating to the claim or controversy being arbitrated in any proceedings under this Section.

                  (b) Notwithstanding the provisions of subsection 10.10(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if at the time of the proposed submission, such controversy or claim arises from or relates to an obligation secured by real property.

                  (c) No provision of this subsection shall limit the right of Borrower or Agent or Banks to exercise self-help remedies such as set-off, foreclosure, retention or sale of any collateral, or obtaining any ancillary, provisional, or interim remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration proceeding. The exercise of any such remedy does not waive the right of either party to request arbitration.

         10.11 Construction. Each term of this Agreement and each Loan Document shall be binding to the extent permitted by law and shall be governed by the laws of the State of Washington, excluding its conflict of laws rules. If one or more of the provisions of this Agreement should be invalid, illegal, or unenforceable in any respect, the remaining provisions of this Agreement shall remain effective and enforceable. If there is a conflict among the provisions of any Loan Documents, the provisions of this Agreement shall be controlling. The captions and organization of this Agreement are for convenience only, and shall not be construed to affect any provision of this Agreement.

         DATED as of May 1, 1999.

Borrower:                                    Agent:


SOURCE CAPITAL CORPORATION                   BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, d/b/a SEAFIRST BANK



By ______________________________________    By______________________________________
         D. Michael Jones,                     Ken Puro,
         President                             Vice President


Banks:

BANK OF AMERICA NATIONAL TRUST AND           WASHINGTON MUTUAL BANK
SAVINGS ASSOCIATION, d/b/a SEAFIRST BANK     d/b/a WESTERN BANK


By ______________________________________    By _____________________________________
         Robert K. Stump                              Stella M. Dier
         Vice President                               Vice President

